Exhibit 23.1

KPMG LLP

60 East Rio Salado Parkway

Tempe, AZ 85281-9125

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 12, 2024, with respect to the consolidated financial statements of Amtech Systems, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Phoenix, Arizona

March 19, 2025